Exhibit 10.19

Loan Agreement between Tokyo Life Style and Tokyo Higashi Shinyo Kinko Kameido Branch,
dated on July 30, 2021 for 20,000,000 Japanese Yen

●	Lender:	Tokyo Higashi Shinyo Kinko Kameido Branch

●	Loan Amount:	20,000,000 Japanese Yen

●	Borrower:	Tokyo Life Style Co.,

●	Cosigner (Guarantor):	Mei Kanayama

●	Contract Term:	July 30, 2021 to July 30, 2026

Article 1 (Borrowing Requirements)

(1) Purpose of the loan: Purchase of products

(2) Repayment date: July 30, 2026

(3) Repayment method: Repayment shall be made as follows.

The first installment shall be paid on August 31, 2021, and thereafter, 334,000 Yen (294,000 Yen for the last month)　shall be paid in installments on the last day of each month, and the remaining amount shall be paid in full on the due date.

(4) Interest Rate Type: Fixed Interest Rate

(5) Interest rate: 2.000%

However, in the case of a fixed interest rate, the interest rate shall be changed in accordance with the provisions of Article 2, Paragraph 1 of the Credit Union Transaction Agreement separately submitted by the borrower. In the case of repayment by way of a full benefit of a term deposit, the interest shall be settled or the interest rate shall be reduced in accordance with the method separately specified by the Bank in accordance with the balance of the term deposit as stated in Item 3.

In the event of any discrepancy between the Japanese version and the English version, the Japanese version shall prevail.

(6) Method of Interest Payment

The amount of interest to be paid shall be as shown below.

The first payment shall be made on the date of borrowing, and thereafter, on the last day of every month, the amount due on the last day of the following month shall be paid in advance.

(7) Damages

In the event that the Depositor fails to perform any obligation under this Agreement, the Depositor shall be liable for damages at the rate of 18.00% per annum (calculated on a daily basis for 365 days per year) on the amount payable. However, no damages shall be attached to the interest.

Article 2 (Loss and Revival of the Benefit of Due Date or Time)

(1) If any of the following events occur with respect to the debtor, the debtor shall be liable for the aforementioned debt to the Bank without any notice or demand from the Bank.

1. In the event of the commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, special liquidation proceedings, or any other proceedings involving a court of competent jurisdiction in relation to the liquidation of debts.

2. When receiving a disposition of suspension of transactions at a bill clearing house.

3. In addition to the preceding two items, when facts that can be objectively recognized as suspension of payment occur, such as "discontinuation of business," "self-reported inability to pay unspecified debts," or "occurrence of the first non-delivery due to credit irregularity at the clearing house.

4. When a provisional seizure, provisional seizure, order of seizure, or notice of seizure is sent to the debtor with respect to the debtor's claims against the Bank, including deposits.

5. When an order or notice of provisional seizure, provisional seizure, or seizure is sent to the Guarantor with respect to the Guarantor's claim against the Bank, including its deposits.

(2) If any of the following events occur with respect to the debtor, the debtor shall forfeit the benefit of term with respect to the aforementioned debt to the bank upon request from the bank.

1. When all or part of the debtor's obligation to the bank becomes delayed in performance.

2. When there is a seizure or the commencement of an auction procedure for the subject matter of the collateral.

3. When the debtor has failed to make even one payment for the time deposit described in Item 3(ハ) of the preceding Article.

4. When it is objectively confirmed that the debtor has violated the terms of the transaction with your bank and that this constitutes a reasonable cause for requiring your bank to preserve its claim against the debtor.

5. In addition to the preceding items, when it is objectively recognized that reasonable grounds have arisen that require the preservation of your bank's claim against the debtor. 6. In the case of a guarantor any one of the events set forth in items 1 through 3 of the preceding paragraph or items 1 through 5 of this paragraph has occurred with respect to the guarantor, and that such event is a sign of deterioration in the debtor's creditworthiness.

(3) The Bank may revive the benefit of time for the debtor with written notice to the debtor if the Bank recognizes that there are reasonable grounds to revive the benefit of time for the debtor after the loss of the benefit of time pursuant to Paragraph 1 or the preceding paragraph.

In addition, any action already taken by your bank based on the forfeiture of the benefit of time by the debtor shall not be precluded.

Article 3 (Guarantee)

(1) The guarantor shall jointly and severally assume the guarantee obligation with the debtor for the aforementioned principal obligations borne by the debtor under this contract, as well as interest, damages and all other obligations incidental thereto.

(2) The guarantor may make inquiries to the Bank regarding the status of the debtor's obligations to the Bank by written notice to the Bank after the conclusion of the guarantee agreement.

(3) The guarantor will not set off the debtor's deposits, time deposits, or other claims against the bank.

(4) The guarantor agrees that the rights of the bank shall prevail over any rights acquired from the bank through subrogation in the event that the guarantor fulfills the guaranteed obligation.

(5) In addition, the guarantor will not exercise its rights without the consent of your bank as long as the "debtor's obligation to your bank as set forth in Article 1 of the Credit Union Transaction Agreement" remains outstanding.

(6) In the event that the Guarantor has provided other "guarantees" or "collateral" for "transactions between the borrower and the Bank based on the Bank Transaction Agreement", this Guarantee shall not be modified by such other "guarantees" or "collateral".

In the event that the Guarantor has provided any other guarantee or collateral for the transactions between the Borrower and the Bank under the Credit Union Transaction Agreement, the Guarantee shall not be modified by such other guarantee or collateral.

(7) The guarantor will continue to guarantee the aforementioned obligations of the debtor to your bank even if the contractual terms are changed, such as postponement of the due date. The guarantor shall also guarantee the new debt after the renewal of the aforementioned debt. The consent of the Guarantor is not required for any changes in the contract or renewal of the obligation.

Article 4 (Duty to Notarize)

The debtor and guarantor shall, upon the request of the Bank, immediately take the necessary procedures to prepare a notarized document with acknowledgment of the obligations under this contract and acceptance of enforcement. The debtor and the guarantor shall jointly bear the costs required for this purpose.

Article 5 (Account Transfer)

(1) In accordance with the method of repayment set forth in Article 1, Item 3 and the method of interest payment set forth in Article 1, Item 6 of this Agreement, the Bank shall, notwithstanding the Checking Account Rules, Savings Account Rules and Savings Account Transaction Rules, debit the agreed amount of repayment and interest from the following designated deposit account (hereinafter referred to as the "Designated Account") on the agreed date of performance by any method at its discretion, without the Bank having to receive a check, savings account passbook, savings account passbook or written request for withdrawal of savings account.

No notice or communication is required either before or after the debit.

Account for Account Transfer

Kameido Branch

Ordinary account

Account No. [*]

(2) If the balance of the account specified in the preceding paragraph is less than the amount of the contractual repayment and interest on the date of performance of the contract, the deposit will be made immediately.

(3) If there is any other payment to be made from the Designated Account, such as a check, draft, or other item presented for payment, it is acceptable to make the payment first or to debit the Designated Account according to the preceding paragraphs (2).

(4) The Depositor shall notify the Bank in writing in advance of any change in the Designated Account or cancellation of this Account Transfer.

(5) If the Bank deems it necessary, the Account may be cancelled at any time without notice.

(6) In the event of any accident, damage, or dispute regarding this account transfer, the debtor shall bear all responsibility and shall not cause any trouble to your bank.

Article 6 (Notification by Obligor Concerning Adult Guardianship System)

(1) In the event that any of the following events occurs with respect to a guarantor or obligor, the obligor shall immediately notify the Bank in writing and submit to the Bank a certificate of registered matters, etc.

1. When a judgment of commencement of guardianship or conservatorship is made by a family court.

2. When a trial for commencement of assistance is made by the family court and a trial for granting the right of representation or consent is made for the transactions specified in Article 1 of the Credit Union Transaction Agreement.

3. When the family court appoints a supervisor of voluntary guardianship after a voluntary guardianship agreement is concluded to grant the right of representation for "transactions specified in Article 1 of the credit union transaction agreement.

(2) The same shall apply to the case where the guarantor or the debtor has not completed the notification to your bank and submission of the certificate of registered matters, etc. set forth in the preceding paragraph, even though the events set forth in each item of the preceding paragraph have already occurred.

(3) With respect to the matters to be notified in the preceding paragraph (2), if any of the following events occurs thereafter, the debtor shall immediately notify the bank in writing and submit to the bank a certificate of registered matters, a certificate of closed matters, etc.

1. In the case of conservatorship or assistance, when there is a change in the scope of the right of representation or consent granted for the transactions specified in Article 1 of the Credit Union Transaction Agreement.

2. When there is a change in the scope of the right of representation or consent granted for transactions as specified in Article 1 of the credit union's transaction agreement in the case of assistance or support.

3. When the trial for commencement of guardianship, curatorship or assistance is revoked.

(4) When the Bank confirms that the guarantor or the debtor is not a person with limited capacity by exercising due care in the course of business normally expected of the Bank, the debtor shall be liable for any loss or damage incurred prior to the notification of the preceding paragraph (3).

Article 7 (Notification by Guarantor Regarding Adult Guardianship System)

(1) When any of the following events occurs with respect to an obligor or a guarantor, the guarantor shall immediately notify the Bank in writing and submit to the Bank a certificate of registered matters, etc.

1. When a trial for commencement of guardianship or conservatorship is made by the family court.

2. When the family court makes a judgment for commencement of assistance and makes a judgment for granting the right of representation or the right of consent for the transactions specified in Article 1 of the Credit Union Transaction Agreement.

3. When the family court appoints a supervisor of voluntary guardianship after a voluntary guardianship agreement is concluded to grant the right of representation for transactions specified in Article 1 of the credit union transaction agreement.

(2) The same shall apply to the case where the notification to your bank and the submission of the certificate of registered matters, etc. set forth in the preceding paragraph have not been completed with respect to the debtor or the guarantor.

(3) With respect to the matters to be notified in the preceding paragraph (2), if any of the following events occurs thereafter, the Guarantor shall immediately notify the Bank in writing and submit to the Bank a certificate of registered matters, a certificate of closed matters, etc.

1. In the case of a conservatorship or assistance, when an adjudication is made to grant a new right of representation or right of consent for the transactions specified in Article 1 of the Credit Union Transaction Agreement.

2. In the case of conservatorship or assistance, when there is a change in the scope of the power of representation or consent granted for transactions specified in Article 1 of the credit union transaction agreement.

3. When the trial for commencement of guardianship, conservatorship or assistance is revoked.

(4) When a transaction is made after confirming that the debtor or guarantor is not a person with limited capacity with reasonable care in the course of business normally expected of your bank, the guarantor shall be liable for any damage incurred prior to the notification in the preceding paragraph (3).

Article 8 (Prepayment and Reversed Interest)

(1) When prepayment of all or part of the Loan is made prior to the maturity date, it shall be made on the monthly repayment date.

(2) The Depositor shall pay the fees prescribed by the creditor when making an early repayment.

(2) The interest to be repaid by prepayment shall be calculated at the agreed interest rate.

Article 9 (Change of Registered Matters and Deemed Arrival)

(1) The debtor or guarantor shall immediately notify the Bank in writing of any change in his/her seal, signature, name, trade name, representative, address or any other matters registered with the Bank.

(2) In the event that any notice or document of "forfeiture of the benefit of time", "setoff", "result of appropriation", etc. sent by the Bank to the debtor or the guarantor is delayed or fails to arrive due to reasons attributable to the debtor or the guarantor, such as failure to notify the Bank in the preceding paragraph, absence or refusal of the recipient, etc., the notice or document shall be deemed to have arrived when it should have arrived.

Article 10 (Effect of Request for Performance)

(1) When a creditor makes a demand for performance against one of the guarantors, the demand for performance shall also be effective against the debtor and the other guarantors.

(2) If the obligor is a joint and several obligor, when the obligee demands performance from one of the joint and several obligors, the demand for performance shall also be effective against the other joint and several obligors.

(3) If the obligor is a joint and several obligor, when the obligee demands performance from one of the guarantors, the demand for performance shall also be effective against the joint and several obligors and the other guarantors.

Article 11 (Performance of Obligation to Provide Information)

(1) In entering into this Agreement, the Guarantor (limited to an individual who guarantees a business loan) represents that it has been provided with the following information by the Obligor as set forth in Article 465-10, Paragraph 1 of the Civil Code

1. The status of the debtor's property and income and expenditure

2. Existence, amount and performance status of any debt owed by the Obligor other than the debt under this Agreement

3. If there is anything else that the Obligor has provided or intends to provide as security for the obligations under this Agreement, a statement to that effect and the details thereof

(2) The Obligor represents that the information in each item of the preceding paragraph provided to the Guarantor (limited to individuals who guarantee business loans) is true and accurate.

Article 12 (Registration with Credit Reporting Agencies)

The borrower agrees that the credit information based on the objective facts of transactions arising from this borrowing obligation will be registered with the credit research agencies of which the Bank is a member and will be used by the members for their own business decisions.

Article 13 (Standard Rules for the Arrangement of Guaranteed Debt)

In the event that the Guarantor arranges the "Guaranteed Obligations under this Certificate", the Guarantor shall comply with the "Guidelines Concerning Management Guarantees" (including the revised contents after its publication) published by the "Study Group on Guidelines Concerning Management Guarantees" (secretariat of which is the Japanese Bankers Association and the Japan Chamber of Commerce and Industry) on December 5, 2013. The "Guidelines Concerning Management Guarantees" published by the "Study Group on Guidelines Concerning Management Guarantees" (the secretariat of which is the Japanese Bankers Association and the Japan Chamber of Commerce and Industry). In the event that a creditor files a petition for liquidation in accordance with the Guidelines, the Tokyo Higashi Shinyo Kinko will endeavor to respond to such liquidation in good faith in accordance with the Guidelines.